Exhibit 10.01

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of the 11th day of March, 2016 (this “Amendment”), is entered into among Symantec Corporation, a Delaware corporation (the “Borrower”), the lenders party hereto, and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”).

RECITALS

A. The Borrower, the lenders party thereto and the Administrative Agent are parties to that certain Credit Agreement dated as of September 8, 2010 (as amended by the First Amendment to Credit Agreement dated as of June 7, 2012 and as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement as they may be amended pursuant to this Amendment.

B. The Borrower, the Administrative Agent, and the Required Lenders have agreed to make certain amendments to the Credit Agreement on the terms and conditions set forth herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1 Amendment to Section 1.1 Consisting of New Definition. The following definition is hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:

“Veritas Spin-Off” means the sale by the Borrower consummated on January 29, 2016 of its Veritas information management business to Veritas Holdings Ltd. (f/k/a Havasu Holdings Ltd.), an entity formed and controlled by an affiliate of The Carlyle Group and certain co-investors.

1.2 Amendment to Section 1.1 Consisting of Modifications to Existing Definition. The following definition in Section 1.1 of the Credit Agreement is hereby amended in its entirety as follows:

“Consolidated EBITDA” means, with respect to any Person for any period, an amount equal to (a) Consolidated Net Income (before discontinued operations) of such Person for such period plus (b) the sum of, in each case to the extent reflected as a charge in the calculation of such Consolidated Net Income of such Person for such period in accordance with GAAP, but without duplication,

(i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation, depletion, and amortization of intangibles or financing or acquisition costs and (iv) all non-cash charges and non-cash losses for such period (including, but not limited to, stock option expense, and restructuring and impairment charges), (v) all costs, fees, expenses, and other cash charges incurred by the Borrower as a result of, or in connection with, the Veritas Spin-Off or as a result of other restructuring, separation, and transition activities in an aggregate amount not to exceed $79 million in the first quarter of fiscal 2016, $90 million in the second quarter of fiscal 2016, $80 million in the third quarter of fiscal 2016 and $117 million in the fourth quarter of fiscal 2016, and (vi) corporate charges, overhead and similar costs previously allocated to the discontinued information management business but not included within discontinued operations in an aggregate amount not to exceed $99 million in the first quarter of fiscal 2016 and $87 million in the second quarter of fiscal 2016, minus (c) the sum of, in each case to the extent included in the calculation of Consolidated Net Income of such Person for such period in accordance with GAAP, but without duplication, (i) any credit for income tax, (ii) any amounts of interest income, (iii) gains from extraordinary items for such period, (iv) any aggregate net gain from the sale, exchange or other disposition of capital assets by such Person, (v) cash payments for previously reserved charges of the sort described in clause (b)(iv), other than cash payments described in clauses (b)(v) and (b)(vi), and (vi) any other non-cash gains which have been added in determining Consolidated Net Income.

1.3 Amendment to Section 5.9 (Consolidated Leverage Ratio). Section 5.9 of the Credit Agreement is hereby amended by deleting therefrom the ratio “3.0:1.0” and substituting therefor the ratio “3.25:1.0”.

ARTICLE II

CONDITIONS OF EFFECTIVENESS

This Amendment shall become effective as of the date (such date being referred to as the “Second Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:

(a) The Administrative Agent (or its counsel) shall have received from the Borrower and the Required Lenders (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic image scan transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

(b) The Administrative Agent shall have received a certificate of each Guarantor, executed on behalf of such Guarantor, certifying to the continuing full force and effect, both immediately before and after the Second Amendment Effective Date, of the Guaranty.

(c) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Second Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower under the Credit Agreement, under this Amendment or under any other Loan Document.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that (i) each of the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Second Amendment Effective Date (or true and correct in all respects if such representation or warranty is qualified by materiality or Material Adverse Effect), both immediately before and after giving effect to this Amendment (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date (or true and correct in all respects if such representation or warranty is qualified by materiality or Material Adverse Effect), and except that the representations and warranties contained in Section 3.4(a) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 5.1 thereof), (ii) this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms and (iii) no Default shall have occurred and be continuing on the Second Amendment Effective Date, both immediately before and after giving effect to this Amendment.

ARTICLE IV

ACKNOWLEDGMENT AND CONFIRMATION OF THE BORROWER

The Borrower hereby confirms and agrees that after giving effect to this Amendment, the Credit Agreement and the other Loan Documents remain in full force and effect and enforceable against it in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect, and the amendments contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the obligations of the Borrower evidenced by or arising under the Credit Agreement and the other Loan Documents, which shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect. The Borrower represents and warrants to the Lenders that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Loan Documents, or if the Borrower has any such claims, counterclaims, offsets, or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this Amendment. This acknowledgment and confirmation by the Borrower is made and delivered to induce the Administrative Agent and the Lenders to enter into this Amendment. The Borrower acknowledges that the Administrative Agent and the Lenders would not enter into this Amendment in the absence of the acknowledgment and confirmation contained herein.

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ARTICLE V

MISCELLANEOUS

5.1 Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

5.2 Full Force and Effect. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after amendment by this Amendment. Any reference to the Credit Agreement or any of the other Loan Documents herein or in any such documents shall refer to the Credit Agreement and Loan Documents as amended hereby. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

5.3 Expenses. The Borrower agrees on demand (i) to pay all reasonable fees and expenses of counsel to the Administrative Agent, and (ii) to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses, in each case, in connection with the preparation, negotiation, execution and delivery of this Amendment and the other Loan Documents delivered in connection herewith.

5.4 Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

5.5 Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

5.6 Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. The provisions of Section 1.3 of the Credit Agreement are hereby incorporated by reference as if fully set forth herein.

5.7 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or by electronic mail in a .pdf or similar file shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

SYMANTEC CORPORATION, as Borrower

By:	/s/ Michael A. Brown
Name:	Michael A. Brown
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO

SECOND AMENDMENT TO CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, as Swingline Lender and as a Lender

By:	/s/ Matthew S. Thoreson
Name:	Matthew S. Thoreson
Title:	Senior Vice President

SIGNATURE PAGE TO

SECOND AMENDMENT TO CREDIT AGREEMENT

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Charmaine Lobo
Name:	Charmaine Lobo
Title:	Vice President

SIGNATURE PAGE TO

SECOND AMENDMENT TO CREDIT AGREEMENT

CITIBANK, N.A., as a Lender

By:	/s/ Susan M. Olsen
Name:	Susan M. Olsen
Title:	Vice President

SIGNATURE PAGE TO

SECOND AMENDMENT TO CREDIT AGREEMENT

BARCLAYS BANK PLC, as a Lender

By:	/s/ Vanessa Kurbalskiy
Name:	Vanessa Kurbalskiy
Title:	Vice President

SIGNATURE PAGE TO

SECOND AMENDMENT TO CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Nicolas Gitron-Beer
Name:	Nicolas Gitron-Beer
Title:	Vice President

SIGNATURE PAGE TO

SECOND AMENDMENT TO CREDIT AGREEMENT

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Jonathan Kerner
Name:	Jonathan Kerner
Title:	Authorized Signatory

SIGNATURE PAGE TO

SECOND AMENDMENT TO CREDIT AGREEMENT

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Alan Vitulich
Name:	Alan Vitulich
Title:	Director

SIGNATURE PAGE TO

SECOND AMENDMENT TO CREDIT AGREEMENT

MIZUHO CORPORATE BANK, LTD., as a Lender

By:	/s/ Bertram H. Tang
Name:	Bertram H. Tang
Title:	Authorized Signatory

SIGNATURE PAGE TO

SECOND AMENDMENT TO CREDIT AGREEMENT

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ David W. Kee
Name:	David W. Kee
Title:	Managing Director

SIGNATURE PAGE TO

SECOND AMENDMENT TO CREDIT AGREEMENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Christopher Day
Name:	Christopher Day
Title:	Authorized Signatory

By:	/s/ Max Wallins
Name:	Max Wallins
Title:	Authorized Signatory

SIGNATURE PAGE TO

SECOND AMENDMENT TO CREDIT AGREEMENT

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Director

By:	/s/ Virginia Cosenza
Name:	Virginia Cosenza
Title:	Vice President

SIGNATURE PAGE TO

SECOND AMENDMENT TO CREDIT AGREEMENT